EXHIBIT 10.22

Nikita Zdanow
Capital Finance


      AGREEMENT by and among CIT Group Inc. a Delaware corporation (the "Company") and Nikita Zdanow (the "Executive") dated as of the first day of January 2003.

      WHEREAS, Executive is a party to a retention agreement by and among the Executive, Tyco Acquisition Corp XIX (NV), a Nevada corporation, and The CIT Group, Inc., a Delaware corporation (the "Retention Agreement");

      WHEREAS, the Company desires to continue to employ the Executive in accordance with the following terms and conditions, and the Executive desires to be so employed.

      NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

      1. Effective Date. The "Effective Date" shall mean January 1, 2003.

      2. Term. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on December 31, 2004 (the "Term"). This Employment Agreement and the Term may be extended for one (1) or more additional periods by written agreement signed by the parties hereto at any time prior to the end of the term in effect. The Company or the Executive, as applicable, shall give notice no later than thirty (30) days before the end of the Term (or extended term) of its or his intent not to extend the Agreement.

      3. Terms of Employment.

      (a) Position and Duties.

            (i) During the Term (A) the Executive shall serve as Group CEO with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position, reporting to the Chief Executive Officer of the Company or such other officer as designated by the Chief Executive Officer of the Company, and (B) the Executive's services shall be performed at the location such services were performed immediately prior to the Effective Date.

            (ii) During the Term, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Term, it shall not be a violation of this Agreement for the Executive to serve on civic or charitable boards or committees, or manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

      (b) Compensation.

            (i) Base Salary. During the Term, the Executive shall receive an annual base salary ("Annual Base Salary") of no less than the rate of the Executive's base salary on the date immediately prior to the Effective Date. During the Term, the Annual Base Salary shall be reviewed at the time that the salaries of all of the executive officers of the Company are reviewed. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

            (ii) Annual Bonus. For each complete calendar year during the Term, the Executive shall be entitled to a bonus pursuant to the Company's incentive plans and programs ("Annual Bonus"). Executive's target bonus for the first complete year during the Term shall be 125% of his Annual Base Salary ("Target Bonus"). Notwithstanding paragraph 3(b)(v) hereof, the Target Bonus in subsequent years of the Term shall not be less than the amount set forth in the previous sentence.

            (iii) Incentive Awards.

            A. During the Term, the Executive shall be eligible to participate in annual and long-term incentive plans applicable to comparable executives of the Company.

            (iv) Other Benefits. During the Term, the Executive shall be entitled to participate in all employee pension, welfare, perquisites, fringe benefit, and other benefit plans, practices, policies and programs generally applicable to comparable executives of the Company in substantially comparable positions as the Executive. In addition, the Executive shall be entitled to continued participation in any supplemental and/or excess retirement plans available to similarly situated executives of the Company, and in the Company's Executive Retirement Plan, and retiree medical and life insurance plans in which the Executive was participating on the date of this Agreement during the Term, at economic levels at least equal to the levels of Executive's participation in such plans or programs as of the date immediately prior to the Effective Date.

            (v) Modifications. The Company may at any time or from time to time amend, modify, suspend or terminate any bonus or incentive compensation or employee benefit plans or programs provided hereunder for any reason and without the Executive's consent; provided that, without the Executive's consent, the Company may not reduce the aggregate value of the employee benefit plans or programs provided to the Executive hereunder unless such reduction is consistent with reductions affecting similarly situated employees of comparable rank of the Company.

            (vi) Expense Reimbursement. During the Term, the Executive shall be entitled to receive prompt reimbursement for all expenses incurred by the Executive in accordance with the Company's expense reimbursement policies.

            (vii) Vacation. During the Term, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company as in effect with respect to the senior executives of the Company.

      4. Termination of Employment.

      (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Term. If the Company determines in good faith that the Disability of the Executive has occurred during the Term (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(a) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

      (b) Cause. The Company may terminate the Executive's employment during the Term for Cause. For purposes of this Agreement, "Cause" shall mean:

            (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Chief Executive Officer of the Company or such other officer as designated by the Chief Executive Officer which specifically identifies the manner in which the Chief Executive Officer or his designee believes that the Executive has not substantially performed the Executive's duties, or

            (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or its affiliates, or

            (iii) conviction of a felony or guilty or nolo contendere plea by the Executive with respect thereto; or

            (iv) a material breach of Section 8 of this Agreement.

For purposes of this provision, no act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon express authority given pursuant to a resolution duly adopted by the Board with respect to such act or omission or upon the instructions of the

Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

      (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

            (i) the assignment to the Executive of any duties materially inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, provided that a promotion shall not be Good Reason, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

            (ii) any material failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, other than failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

            (iii) the Company's requiring the Executive to be based at any office or location more than 50 miles from that provided in Section 3(a)(i)(B) hereof; or

            (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

            (v) the failure of the Company to offer to renew this Agreement on the terms and conditions (including payment of Annual Base Salary and participation in incentive plan and benefit programs) at least as favorable as in the final year of the Executive's last Employment Agreement, unless, at the time of a failure to renew this Employment Agreement, the Executive has reached the age of 65 and can be lawfully required to retire; or

            (vi) any failure by the Company to comply with and satisfy Section 10(b) of this Agreement.

      (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(a) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon; (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

      (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be; (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination; and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

      5. Obligations of the Company upon Termination.

      (a) Good Reason; Other Than for Cause. If, during the Term, the Company shall terminate the Executive's employment other than for Cause or the Executive shall terminate employment for Good Reason:

            (i) the Company shall pay to the Executive in cash the aggregate of the following amounts:

            A. in a lump sum within 10 days after the Date of Termination, the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and (2) the product of (x) the Severance Bonus defined below and (y) a fraction, the numerator of which is the number of days in the calendar year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365, in each case to the extent not theretofore paid. For purposes of this Agreement, the term "Severance Bonus" means the greater of (I) the Executive's average Annual Bonus over the two calendar years preceding the Date of Termination and (II) the Executive's Target Bonus. For the purpose of calculating the Executive's average Annual Bonus hereunder, $608,333 shall be the Executive's Annual Bonus for 2001, and $166,667 plus the bonus paid to the Executive for the time period July 1, 2002 through December 31, 2002 shall be the Executive's Annual Bonus for 2002; and

            B. the sum of (1) the greater of (x) the Annual Base Salary payable for the remainder of the Term after the Date of Termination, or (y) the product of two (2) times the Annual Base Salary, and (2) the product of two (2) times the Executive's Severance Bonus, which amount shall be payable in accordance with Executive's normal payroll periods immediately prior to the Date of Termination in equal installments for a period of two years, subject to compliance with Section 8 of this Agreement; and (ii) all restrictions on restricted stock held by the Executive shall lapse and all outstanding unvested stock options, stock appreciation rights, tandem options, tandem stock appreciation rights, performance shares, performance units, or any similar equity share or unit held by the Executive shall vest immediately;

            (iii) subject to compliance with Section 8, continued benefit coverage which permits the Executive to continue to receive, for two (2) years from the Date of

Termination, at the Company's expense, life insurance and medical, dental and disability benefits at least comparable to those provided by the Company on the Date of Termination, provided that the Executive shall not receive such life insurance, medical, dental or disability benefits, respectively, if the Executive obtains other employment that provides for such benefit(s);

            (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliates in accordance with the terms and normal procedures of each such plan, program, policy or practice; and

            (v) to the extent permitted by applicable law, the Executive shall be credited with two additional years of age and service credit under all relevant Company retirement plans (including qualified, supplemental and excess plans, including without limitation the Company's Executive Retirement Plan and New Executive Retirement Plan, and, for the purpose of clarity, to the extent the Executive is a participant in the cash balance arrangement under the Company's Retirement Plan, the cash balance account will be increased as if the Executive had received two additional years of contributions based upon the Executive's compensation as of the Date of Termination); and

            (vi) the Company shall provide the Executive with outplacement services, not to exceed a reasonable cost, until the Executive accepts new employment.

      (b) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Term, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay or provide to the Executive an amount equal to the amount described in clause (1) of Section 5(a)(i)(A) above and timely payment or provision of the benefits set forth in
Section 5(a)(iv) above, in each case to the extent theretofore unpaid.

      (c) Death. If the Executive's employment is terminated by reason of the Executive's death during the Term, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (i) payment of a lump sum cash amount equal to the Executive's Annual Base Salary as in effect at the time of the Executive's death, (ii) payment of the amount set forth in Section 5(a)(i)(A) above; and
(iii) timely payment or provision of the benefits set forth in Section 5(a)(iv) above. In addition, all restrictions on restricted stock held by the Executive shall lapse and all outstanding unvested stock options, stock appreciation rights, tandem options, tandem stock appreciation rights, performance shares, performance units, or any similar equity share or unit held by the Executive shall vest immediately. The payments provided for in subsections (i) and (ii) of this Section 5(c) shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

      (d) Disability. If the Executive's employment is terminated by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than for (i) payment of a lump sum cash amount equal to the Executive's Annual Base Salary as in effect at the time of the Executive's disability, (ii) payment of the amount set forth in Section 5(a)(i)(A) above (payable to the Executive in a lump sum in cash within 30 days of the Date of Termination); and (iii) timely payment or provision of the benefits set forth in Section 5(a)(iv) above. In addition, all restrictions on restricted stock held by the Executive shall lapse and all outstanding unvested stock options, stock appreciation rights, tandem options, tandem stock appreciation rights, performance shares, performance units, or any similar equity share or unit held by the Executive shall vest immediately. To the extent permitted by applicable law and in accordance with the Company's Long-Term Disability plan, the Executive shall continue to accrue age and service credit through retirement for purposes of the Company's qualified and nonqualified retirement plans.

      (e) Retirement. If the Executive's employment is terminated by reason of his retirement under the terms of the applicable Company retirement plan during the Term, this Agreement shall terminate without further obligations to the Executive other than for (i) payment of the amount set forth in Section 5(a)(i)(A) above (payable to the Executive in a lump sum in cash within 30 days of the Date of Termination) and (ii) timely payment or provision of the benefits set forth in Section 5(a)(iv) above.

      (f) Non-exclusivity of Rights. Except as specifically provided, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliates and for which the Executive may qualify, nor, subject to Section 11(e), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or its affiliates. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or its affiliates at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. As used in this Agreement, the terms "affiliated companies" and "affiliates" shall include any company controlled by, controlling or under common control with the Company.

      6. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), if the Executive prevails on any material claim made by the Executive and disputed by the Company under this Agreement.

      7. Certain Additional Payments by the Company. If at any time for any reason any payment or distribution (a "Payment") by the Company or any other person or entity to or for the benefit of the Executive is determined to be a "parachute payment" (within the meaning of Section 280G(b)(2) of the Code), whether paid or copayable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with or arising out of his employment with the Company or a change in ownership or excise tax imposed by
Section 4999 of the Code (the "Excise Tax"), within a reasonable period of time after such determination is reached the Company shall pay to the Executive an additional payment (the Gross-Up Payment") in an amount such that the net amount retained by the Executive, after deduction of any Excise Tax on such Payment and any federal, state or local income or employment tax or other taxes and Excise Tax on the Gross-Up Payment, shall equal the amount of such Payment (including any interest or penalties with respect to any of the foregoing). All determinations concerning the application of the foregoing shall be made by a nationally recognized firm of independent accountants (together with legal counsel of its choosing), selected by the Company after consultation with the Executive (which may be the Company's independent auditors), whose determination shall be conclusive and binding on all parties. The fees and expenses of such accountants and counsel shall be borne by the Company. If the accounting firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with an opinion that the Executive has substantial authority not to report any Excise Tax on his Federal income tax return. In the event the Internal Revenue Service assesses the Executive an amount of Excise Tax in excess of that determined in accordance with the foregoing, the Company shall pay to the Executive an additional Gross-Up Payment, calculated as described above in respect of such excess Excise Tax, including a Gross-Up Payment in respect of any interest or penalties imposed by the Internal Revenue Service with respect to such excess Excise Tax.

      8. Confidentiality and Competitive Activity.

      (a) The Executive acknowledges that he has acquired and will continue to acquire during the Term confidential information regarding the business of the Company and its respective affiliates. Accordingly, the Executive agrees that, without the written consent of the Board, he will not, at any time, disclose to any unauthorized person or otherwise use any such confidential information. For this purpose, confidential information means nonpublic information concerning the financial data, business strategies, product development (and proprietary product data), customer lists, marketing plans, and other proprietary information concerning the Company and its respective affiliates, except for specific items which have become publicly available other than as a result of the Executive's breach of this agreement. Notwithstanding the foregoing, nothing herein shall prevent Executive from responding to lawful subpoenas or court orders without the Company's prior written consent; provided, that the Executive shall have given the Company prior written notice of any such subpoena or court order promptly following receipt thereof.

      (b) During the time that the Executive is employed by the Company under this Agreement and then for one year after the date of termination of the employment of the Executive for any reason, the Executive will not, without the written consent of the Board, directly or indirectly (A) knowingly engage or be interested in (as owner, partner, stockholder, employee, director, officer, agent, consultant or otherwise), with or without compensation, any business in the United States which is in competition with any line of business actively being conducted on the Date of Termination by the Company, and (B) disparage or publicly criticize the Company or any of its affiliates. Nothing herein, however, will prohibit the Executive from acquiring or holding not more than one percent of any class of publicly traded securities of any such business; provided that such securities entitle the Executive to not more than one percent of the total outstanding votes entitled to be cast by securityholders of such business in matters on which such securityholders are entitled to vote.

      (c) During the time that the Executive is employed by the Company under this Agreement and then for two years after the Date of Termination of the employment of the Executive for any reason, the Executive will not, without the written consent of the Board, directly or indirectly, hire any person who was employed by the Company or any of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring, or solicit, entice, persuade or induce any person or entity doing business with the Company and its respective affiliates, to terminate such relationship or to refrain from extending or renewing the same.

      (d) The Executive hereby acknowledges that the provisions of this Section 8 are reasonable and necessary for the protection of the Company and its respective affiliates. In addition, he further acknowledges that the Company and its respective affiliates will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Executive agrees that, in addition to any other relief to which the Company may be entitled, the Company will be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining him from an actual or threatened breach of such covenants. In addition, and without limiting the Company's other remedies, in the event of any breach by the Executive of such covenants, the Company will have no obligation to pay any of the amounts that continue to remain payable to the Executive after the date of such breach under Section 5 hereof.

      9. Change of Control.

            (a) Contract Extension. In the event of a Change of Control during the Term, the Term shall be extended to the second anniversary of the Change of Control (such two year period, the "Change of Control Extension Period").

            (b) Special Payment. If the Executive's employment is terminated without Cause or by the Executive for Good Reason during the Change of Control Extension Period, the Executive will receive the compensation and benefits already required under the provisions of this Agreement, other than under
Section 5(a)(i)(B), and, in lieu of the payments set forth in Section 5(a)(i)(B), the Executive will receive 2.5 times the sum of the Executive's Annual Base Salary and the Severance Bonus (the "Special Payment"), payable in a lump sum within 30 days after the Date of Termination.

            (c) No Plan Modification. In the event of a Change of Control during the Term, Section 3(b)(v) shall not be effective.

            (d) Change of Control Defined. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if:

            (i) any Person or Group, as a result of a Transaction (as defined below) or otherwise, becomes the Beneficial Owner, directly or indirectly, of securities representing a majority of the combined voting power of the Company's then outstanding securities generally entitled to vote for the election of directors (capitalized terms not otherwise defined herein are used as defined under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); or

            (ii) as a direct or indirect result of any cash tender offer, acquisition of securities, merger or other business combination, acquisition or sale of assets, actual or threatened election contest (including any settlement thereof or any agreement intended to avoid or settle such a contest) or contractual arrangement, or any combination of the foregoing (a "Transaction"), the persons who were directors of the Company immediately before the Transaction (the "Incumbent Board") shall cease to constitute at least a majority of the Board of the Company or any successor to the Company (including any entity resulting from such Transaction or which, as a result of such Transaction, directly or indirectly owns or controls the Company or such successor or all or substantially all of its assets); provided that any person becoming a director thereafter whose election as a director was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board.

      10. Successors.

      (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

      (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

      11. Miscellaneous.

      (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws. The parties hereto irrevocably agree to submit to the jurisdiction and venue of the courts of the States of New York or New Jersey in any action or proceeding brought with respect to or in connection with this Agreement. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

      If to the Executive:

      At the most recent home address on file for the Executive at the Company;

      If to the Company:

      1 CIT Drive
      Livingston, New Jersey 07039
      Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

      (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

      (c) The Company may withhold from any amounts payable under this Agreement such Federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

      (d) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4 of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

      (e) From and after the Effective Date, this Agreement shall supersede the Retention Agreement and any other employment, severance or change of control agreement between the parties or severance or change of control plan, program or policy of the Company covering the Executive with respect to the subject matter except as expressly provided herein.

      IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors and the Company have caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                            /s/ Nikita Zdanow
                                            ------------------------------------
                                                        Nikita Zdanow


                                            CIT GROUP INC.


                                            By /s/ Albert R. Gamper, Jr.
                                               ---------------------------------
                                                     Albert R. Gamper, Jr.